Exhibit 10.118 SEAGEN INC. STOCK UNIT GRANT NOTICE (AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN) Seagen Inc. (the “Company”), pursuant to its Amended and Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Stock Unit Award for the number of stock units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Stock Unit Agreement (including Exhibit A to the Stock Unit Agreement), both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Stock Unit Agreement, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control; provided, however, that the terms of the Award shall control with respect to any conflicting terms regarding a Change of Control or a Termination of Employment. Participant: [_____] Date of Grant: [_____] Number of Stock Units Subject to Award: [_____] Consideration: Participant’s services Vesting Schedule: The Award shall vest in accordance with Section 2 of the Stock Unit Agreement and Exhibit A to the Stock Unit Agreement. Issuance Schedule: The Shares to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the Stock Unit Agreement. Sell to Cover Election: By accepting the Award, Participant hereby: (1) elects, effective on the date Participant accepts the Award, to sell Shares issued in respect of the Award in an amount determined in accordance with Section 13(c) of the Stock Unit Agreement, and to allow the Agent to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 13(c) of the Stock Unit Agreement (a “Sell to Cover”); (2) directs the Company to make a cash payment to satisfy the Withholding Obligation from the cash proceeds of such sale directly to the appropriate taxing authorities; and (3) represents and warrants that (i) Participant has carefully reviewed Section 13(c) of the Stock Unit Agreement, (ii) on the date Participant accepts the Award he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Stock Unit Agreement, and is entering into the Stock Unit Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws), and (iii) it is Participant’s intent that this election to Sell to Cover and Section 13(c) of the Stock Unit Agreement comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws) and be interpreted to comply with the requirements of Rule

Exhibit 10.116 10b5-1(c) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws). Participant further acknowledges that by accepting the Award, Participant is adopting a 10b5-1 Plan (as defined in Section 13(c) of the Stock Unit Agreement) to permit Participant to conduct a Sell to Cover sufficient to satisfy the Withholding Obligation as more specifically set forth in Section 13(c) of the Stock Unit Agreement. Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Unit Grant Notice, the Stock Unit Agreement (including the provisions of Section 13(c) thereof with respect to the Sell to Cover and Exhibit A to the Stock Unit Agreement) and the Plan. Participant also acknowledges receipt of the Prospectus for the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Unit Grant Notice, the Stock Unit Agreement (including Exhibit A to the Stock Unit Agreement) and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject. Participant’s electronic acceptance shall signify Participant’s execution of this Stock Unit Grant Notice and understanding that the Award is granted and governed under the terms and conditions set forth herein. SEAGEN INC. Clay B. Siegall, Ph.D. President & CEO **PLEASE PRINT AND RETAIN THIS AGREEMENT FOR YOUR RECORDS**

SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN STOCK UNIT AGREEMENT Pursuant to the Stock Unit Grant Notice (“Grant Notice”) and this Stock Unit Agreement (this “Agreement”), Seagen Inc. (the “Company”) has awarded you a Stock Unit Award (the “Award”) under its Amended and Restated 2007 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for the Award. This Agreement shall be deemed to be agreed to by the Company and you upon your execution of the Stock Unit Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control; provided, however, that the terms of this Agreement shall control with respect to any terms regarding a Change of Control or a Termination of Employment. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows. 1. GRANT OF THE AWARD. The Award represents the right to be issued on a future date the number of Shares that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”), contingent upon the performance criteria and the terms set forth in this Agreement (including Exhibit A to this Agreement). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. The Award is granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Shares to be issued in respect of the Award. 2. VESTING. (a) Subject to the terms of Sections 10, 11 and 13 of this Agreement, your Award will vest, if at all, in accordance with this Section 2 and the vesting terms provided in Exhibit A to this Agreement, provided that you have not incurred a Termination of Employment before the applicable Vesting Date (as defined in Exhibit A to this Agreement). Except as set forth in this Agreement, upon your Termination of Employment, the Stock Units credited to the Account that are not vested on the date of such Termination of Employment will be forfeited at no cost to the Company and you will have no further right, title or interest in the Stock Units or the Shares to be issued in respect of the Award. By accepting the grant of the Award, you acknowledge and agree that the terms set forth in this Agreement (including the vesting terms provided in Exhibit A to this Agreement) supersede any contrary terms regarding the vesting of the Award set forth in any notice or other communication that you receive from, or that is displayed by, E*TRADE or other third party designated by the Company. (b) Exhibit A to this Agreement sets forth the number of Stock Units that may be deemed eligible to vest (the “Number of Eligible Shares”) in connection with the achievement of each performance condition determined by the Compensation Committee of the Board of Directors of the Company or any subcommittee thereof (the “Committee”) and set forth in the performance condition grid in Exhibit A to this Agreement (the “Performance Goal Grid”). (c) The Committee shall certify whether each performance condition has been achieved and shall approve, in accordance with the Performance Goal Grid, the associated Number of Eligible Shares that are deemed eligible to vest (subject to any additional time-based vesting requirements)

in connection with the achievement of such achieved performance condition (the “Certified Shares”) in accordance with Exhibit A to this Agreement. Subject to the terms of Sections 10 and 11 of this Agreement, no Stock Units subject to your Award shall become Certified Shares unless and until the Committee certifies that the applicable performance condition has been achieved. The Committee will have the full authority to determine whether each performance condition was achieved and approve the Certified Shares in accordance with Exhibit A to this Agreement. Any Certified Shares will vest on the applicable Vesting Date (as defined in Exhibit A to this Agreement), subject to the terms of Sections 2(a), 10, 11 and 13 of this Agreement. (d) Subject to the terms of Sections 10 and 11 of this Agreement, in the event the Committee determines that one or more of the performance conditions is not achieved, the Number of Eligible Shares associated with each such performance condition will not vest and will be forfeited effective as of the Milestone Deadline Date (as defined in Exhibit A to this Agreement), subject to earlier forfeiture in the event of your Termination of Employment (except as set forth in this Agreement), and you will have no further right, title or interest in the Number of Eligible Shares associated with such performance condition. 3. NUMBER OF SHARES. (a) The number of Stock Units subject to your Award may be adjusted from time to time for changes in capitalization, as provided in Section 13 of the Plan. (b) Any additional Stock Units that become subject to the Award pursuant to this Section 3 shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award. (c) Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. The Administrator shall, in its discretion, determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in this Section 3. 4. SECURITIES LAW COMPLIANCE. You may not be issued any Shares in respect of your Award unless either (i) such Shares are registered under the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws). Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information deemed necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company. 5. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares subject to the Award until such Shares are issued to you in accordance with Section 6 of this Agreement. After such Shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, for U.S. Participants only, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement. 6. DATE OF ISSUANCE. (a) If the Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), then subject to Section 13, the Company will deliver to you a number of Shares equal to the number of Certified Shares, including any additional Certified Shares resulting from any Stock Units received pursuant to Section 3 above, on or within 60 days following the applicable vesting date (the “Original Issuance Date”). However, if the Original Issuance Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy or policies on trading in Company securities or (2) on a date when you are otherwise permitted to sell Shares on the open market; and (ii) the Company elects, prior to the Original Issuance Date, (x) not to satisfy the Withholding Obligation (as defined in Section 13(b) hereof) by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under the Award pursuant to Section 13 hereof, (y) not to permit you to then effect a Sell to Cover under the 10b5-1 Plan (as defined in Section 13(c) of this Agreement), and (z) not to permit you to satisfy the Withholding Obligation in cash, then such Shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling Shares on the open market, as applicable (and regardless of whether there has been a Termination of Employment before such time), but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the Stock Units vest. Delivery of the Shares pursuant to the provisions of this Section 6(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the Shares (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company. (b) The provisions of this Section 6(b) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provide for acceleration of vesting of the Award upon your separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 6(b) shall supersede anything to the contrary in Section 6(a). (i) If the Award vests in the ordinary course before your Termination of Employment in accordance with Section 2 of this Agreement and Exhibit A to this Agreement, without accelerating vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the Shares to be issued in respect of your Award be issued any later than the later of: (A) December 31st of the calendar year that includes the applicable vesting date and (B) the 60th day that follows the applicable vesting date. (ii) If vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Award and, therefore, are part of the terms of the Award as of the date of grant, then the Shares will be earlier issued in respect of your Award upon your

Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation from Service. However, if at the time the Shares would otherwise be issued you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such Shares shall not be issued before the date that is six months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six-month period. (iii) If either (A) vesting of the Award accelerates under the terms of a Non- Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Award and, therefore, are not a part of the terms of the Award on the date of grant, or (B) vesting accelerates pursuant to Section 4(b) of the Plan, then such acceleration of vesting of the Award shall not accelerate the issuance date of the Shares (or any substitute property), but such Shares (or substitute property) shall instead be issued on the same schedule as set forth in Exhibit A to this Agreement as if they had vested in the ordinary course before your Termination of Employment, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4). (c) Notwithstanding anything to the contrary set forth herein, the Company explicitly reserves the right to earlier issue the Shares in respect of the Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix). (d) The provisions in this Agreement for delivery of the Shares in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the delivery of such Shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted. 7. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a change in capitalization as provided in Section 13 of the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you. 8. RESTRICTIVE LEGENDS. The Shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company. 9. AWARD NOT A SERVICE CONTRACT. (a) Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to this Agreement (including Exhibit A to this Agreement) or the issuance of the Shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate your employment without regard to any future vesting opportunity that you may have.

(b) By accepting the Award, you acknowledge and agree that the right to vest in the Award pursuant to this Agreement (including Exhibit A to this Agreement) is earned according to the terms of this Agreement (not through the act of being hired, being granted the Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in your Termination of Employment, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award, except as otherwise provided in this Agreement. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting terms set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your service at any time, with or without cause and with or without notice. 10. CHANGE OF CONTROL. Notwithstanding anything to the contrary in this Agreement, the Plan or any written agreement between you and the Company (including your employment agreement with the Company), but subject to Section 409A as described in Section 6 above, in the event a Change of Control (as defined in your employment agreement with the Company) occurs while all or any portion of the Award is outstanding and before your Termination of Employment (except as set forth in Section 10(d) of this Agreement), the following shall apply: (a) Determination of Certified Shares. Prior to the effective time of the Change of Control, the Administrator will determine the number of Certified Shares in the manner specified in Exhibit A to this Agreement. (b) Award May Be Assumed. At the time of the Change of Control (or immediately prior thereto), the acquirer or successor (or its parent or subsidiary corporation) in the Change of Control (the “Acquirer”) may assume the Award in a manner consistent with Section 13(c) of the Plan and, in such event, the following shall apply: (i) The terms of the assumed Award (including the Stock Units subject to the assumed Award, the Number of Eligible Shares for each Milestone set forth in the Performance Goal Grid and the number of Certified Shares for each Milestone, if any) will be determined by the Administrator prior to the date of such Change of Control. (ii) Following such Change of Control, all references to the Company and the Administrator in this Section 10 will instead mean the Acquirer, to the extent determined appropriate by the Acquirer. (iii) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, and subject to Section 10(d) and Section 11 of this Agreement, following such Change of Control, the Award may not be terminated or amended in a manner that adversely affects you without your written consent (and for clarity, this provision shall prevail over Section 30 of this Agreement). (c) If Award Is Not Assumed. If the Acquirer determines that it will not assume the Award in the Change of Control, then the provisions of Section 13(c) of the Plan shall apply with respect to the Certified Shares and references to “fully vested” in such section shall mean the number of Certified Shares determined in accordance with Exhibit A to this Agreement.

(d) Change of Control and Involuntary Termination. If you incur an Involuntary Termination (as defined your employment agreement with the Company) immediately prior to or within 12 months after the Change of Control, then the “accelerated vesting” provision of your employment agreement with the Company shall apply with respect to the Certified Shares and references to “fully vested” in such provision shall mean the number of Certified Shares determined in accordance with Exhibit A to this Agreement. 11. TERMINATION OF EMPLOYMENT. Except as set forth in Section 10(d) of this Agreement, notwithstanding anything to the contrary in this Agreement, the Plan or any written agreement between you and the Company (including your employment agreement with the Company), but subject to Section 409A as described in Section 6 above, in the event your Termination of Employment occurs while all or any portion of the Award is outstanding, the following shall apply: (a) If such Termination of Employment is due to your death or Disability (as defined in your employment agreement with the Company) and all or any portion of the Award is outstanding on the date of such Termination of Employment, then the Committee will determine the number of Certified Shares in the manner specified in Exhibit A to this Agreement and the Certified Shares will vest effective as of the date of such Termination of Employment. (b) If such Termination of Employment is not due to your death or Disability (as defined in your employment agreement with the Company), then to the extent the Award is outstanding on the date of such Termination of Employment, (i) you will forfeit the Award as of the date of such Termination of Employment and (ii) the Award will terminate as of the date of such Termination of Employment and your eligibility for any future or additional benefits under the Award will terminate as of such date. For clarity, this Section 11 shall supersede the “accelerated vesting” provision of your employment agreement with the Company which sets forth the treatment of the Award if you incur an Involuntary Termination (as defined in your employment agreement with the Company), which provisions shall not be applicable for purposes of the Award (other than as provided under Section 10(d) above). 12. NATURE OF AWARD. In accepting your Award, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (b) the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Awards (whether on the same or different terms), or benefits in lieu of an Award, even if an Award has been granted in the past; (c) all decisions with respect to future awards of Stock Units or other grants, if any, will be at the sole discretion of the Company; (d) you are voluntarily participating in the Plan; (e) the Award and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the future value of the Shares underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(g) except as may be provided in your employment agreement with the Company, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your Termination of Employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or rendering services or the terms of your employment agreement, if any); (h) unless otherwise provided herein, in your employment agreement with the Company, in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; (i) unless otherwise agreed with the Company, the Award and the Shares subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate; (j) if the Award vests and you are issued Shares, the value of such Shares may increase or decrease in value following the date the Shares are issued; even below the Fair Market Value on the date the Award is granted to you; (k) the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for the purpose of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; and (l) the Award and the Shares subject to the Award, and the income and value of same, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any benefit plan sponsored by the Company, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s benefit plans. 13. TAX OBLIGATIONS. (a) By accepting the Award, you acknowledge that, regardless of any action taken by the Company or any Affiliate the ultimate liability for any and all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or its Affiliates, if any. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company has no duty or obligation to minimize the tax consequences to you of the Award and shall not be liable to you for any adverse tax consequences to you arising in connection with the Award. (b) On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Shares issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy any and all Tax-Related Items (the “Withholding Obligation”). (c) By accepting the Award, you hereby (i) acknowledge and agree that you have elected a Sell to Cover (as defined in the Grant Notice) to permit you to satisfy the Withholding Obligation and that the Withholding Obligation shall be satisfied pursuant to this Section 13(c) to the fullest extent not otherwise satisfied pursuant to the provisions of Section 13(d) hereof and (ii) further acknowledge and agree to the following provisions: (i) You hereby irrevocably appoint E*TRADE, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and you authorize and direct the Agent to: (1) Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the Shares are delivered to you pursuant to Section 6 hereof in connection with the vesting of the Stock Units, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Stock Units and the related issuance of Shares to you that is not otherwise satisfied pursuant to Section 13(d) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (2) Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation; (3) Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Shares referred to in clause (1) above; and (4) Remit any remaining funds to you. (ii) You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 13(c) to sell Shares to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws) (your election to Sell to Cover and the provisions of this Section 13(c), collectively, the “10b5-1 Plan”). You acknowledge that by accepting the Award, you are adopting the 10b5-1 Plan to permit you to satisfy the Withholding Obligation. You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to Section 13(c)(i) to satisfy your obligations hereunder. (iii) You acknowledge that the Agent is under no obligation to arrange for the sale of Shares at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, you acknowledge that it may not be possible to sell Shares as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws), (iv) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (v) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in Section 13(c)(i)(1) above. (iv) You acknowledge that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control. (v) You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 13(c) and the terms of this 10b5- 1 Plan. (vi) Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of the Award, you have elected to Sell to Cover and to enter into this 10b5- 1 Plan, and you acknowledge that you may not change this election at any time in the future. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of your Stock Units and the related issuance of Shares has been satisfied. (d) Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 13(c), you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means): (i) Requiring you to pay to the Company any portion of the Withholding Obligation in cash; (ii) Withholding from any compensation otherwise payable to you by the Company; and/or (iii) Withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued pursuant to Section 6) equal to the amount of the Withholding Obligation. (e) Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Shares. (f) In the event the Withholding Obligation of the Company arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. 14. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the consequences of accepting the Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. 15. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. 16. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy on trading in Company securities permitting employees to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time. 17. NOTICES; ELECTRONIC DELIVERY AND ACCEPTANCE. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Agent or another third party designated by the Company and agree notice shall be provided upon posting to your electronic account held by the Company, the Agent or another third party designated by the Company. You hereby acknowledge that delivery, execution and acceptance of this or any other such documents by electronic means constitutes valid and effective delivery, execution and acceptance and shall be legally effective to create a valid and binding agreement. 18. MISCELLANEOUS. (a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award. (d) You acknowledge and agree that the Company shall not be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement. (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. (f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. 19. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein and other than with respect to any terms set forth in Section 10, Section 11 and Section 13 of this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. 20. ENTIRE AGREEMENT. The Plan, this Agreement and the Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. 21. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 22. DATA PRIVACY. To participate in the Plan, you will need to review the information provided in this Section and, where applicable, declare your consent to the processing of personal data by the Company and third parties noted below. (a) EEA+ Controller and Representative. If you are based in the European Union (“EU”), the European Economic Area, Switzerland or, if and when the United Kingdom leaves the European Union, the United Kingdom (collectively “EEA+”), you should note that the Company, with its registered address at 21823 30th Drive SE Bothell, Washington 98021, United States of America, is the controller responsible for the processing of your personal data in connection with this Agreement and the Plan. The Company’s representative in the EU is Seagen Netherlands B.V., located at Evert van de Beekstraat 1, -140 1118CL Schiphol, Netherlands with office phone: +31 207 99 15 60. (b) Data Collection and Usage. In connection with the administration of the Plan, the Company collects, processes, uses and transfers certain personally-identifiable information about you, which may include your name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, settled, vested, unvested or outstanding in your favor and additional similar or related data, which the Company receives from you or the entity that employs you (“Personal Data”). Specifically, the Company collects, processes and uses Personal Data for the purposes of performing its contractual obligations under this Agreement, implementing, administering and managing your participation in the Plan and facilitating compliance with applicable tax and securities law. If you are based in the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. If you are based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is your consent, as further described in (h) below.

(c) Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Corporate Financial Services, Inc. and E*TRADE Securities LLC (collectively, “E*TRADE”) and certain of its affiliated companies and successors (the “Stock Plan Provider”), an independent service provider, which assists the Company with the implementation, administration and management of the Plan, including providing ancillary services related to stock plan administration. The Company may select a different service provider or additional service providers and share Personal Data with such other provider serving in a similar manner. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing administering and operating the Plan, including providing ancillary services related to stock plan administration. You may be asked to agree on separate terms and data processing practices with the Stock Plan Provider, with such agreement being a condition to the ability to participate in the Plan. (d) International Data Transfers. The Company and the Stock Plan Provider are based in the United States. The country where you live may have different data privacy laws and protections than the United States. In particular, the United States does not have the same level of protections for personal data as countries in the EEA+. The European Commission requires U.S. companies to protect personal data leaving the EEA+ by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission. If you are based in the EEA+, Personal Data will be transferred from the EEA+ to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider, based on the EU Standard Contractual Clauses. You may request a copy of the Standard Contractual Clauses by contacting dataprotection@seagen.com. If you are based in a jurisdiction outside of the EEA+, Personal Data will be transferred from your jurisdiction to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider based on your consent, as further described in (h) below. (e) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data for any of these purposes, the Company will remove it from its systems. (f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. You may withdraw your consent at any time, with future effect and for any or no reason. If you do not consent, or if you later seek to withdraw your consent, your salary from or employment or service relationship with your employer will not be affected. The only consequence of denying or withdrawing consent is that the Company would not be able to grant Awards to you under the Plan or administer or maintain your participation in the Plan. If you withdraw your consent, the Company will stop processing your Personal Data for the purposes stated in Section (b) above unless to the extent necessary to comply with tax or other legal obligations in connection with Awards granted before you withdrew your consent. (g) Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the applicable law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrict the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data.

To receive clarification regarding these rights or to exercise these rights, you can contact dataprotection@seagen.com. (h) Necessary Disclosure of Personal Data. You understand that providing the Company with Personal Data is necessary for the performance of this Agreement and that your refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and would affect your ability to participate in the Plan. (i) Declaration of Consent (if you are outside the EEA+). By clicking on the “I accept” button on the Acknowledge Grant screen on the stock plan administration site, you are declaring that you unambiguously consent to the collection, use and transfer, in electronic or other form, of your Personal Data, as described above and in any other grant materials, by and among, as applicable, the entity that employs you, the Company, any Affiliate and any service provider involved in stock plan administration, including but not limited to the Stock Plan Provider, for the exclusive purpose of implementing, administering and managing your participation in the Plan, including providing ancillary services related to stock plan administration. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Seagen Inc. Director of Privacy Law. If you do not consent or later seek to revoke your consent, your employment status or service with the entity that employs you will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Award or any other equity award to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent will affect your ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact the Company’s Stock Plan Administrator. 23. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter. 24. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Your country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. You acknowledge that you are responsible for complying with all such requirements, and that you should consult personal legal and tax advisors, as applicable, to ensure compliance. 25. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

26. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 27. [RESERVED] 28. GOVERNING LAW/VENUE. The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought due to your participation in the Plan, relating to it, or arising from it, you hereby submit to and consent to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York), and no other courts, where the Award is granted and/or to be performed. 29. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 30. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment materially adversely affecting your rights hereunder may be made without your written consent, except as otherwise provided in the Plan. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to you and without your prior written consent, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant to facilitate compliance with applicable laws or regulations or any future law, regulation, ruling, or judicial decision. 31. CLAWBACK/RECOUPMENT. The Award will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of this Agreement or required under applicable law) and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between you and the Company. No recovery of compensation under such a clawback policy will be an event giving rise to your right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company.